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                                                                    EXHIBIT 10.6

                                SERVICE AGREEMENT

THIS AGREEMENT is made the 24th day of January 2002

BETWEEN:

MONTPELIER MARKETING SERVICES (UK) LIMITED, whose registered office is situate at 6th Floor, 1 Minster Court, Mincing Lane, London EC3R 7YL (the "Company"); and

THOMAS GEORGE STORY BUSHER of 11, Salt Kettle Road, Paget Bermuda (the "Executive").

WHEREAS the parties desire to record the terms and conditions upon which the Executive is employed by the Company.

NOW THEREFORE in consideration of the mutual covenants and promises herein contained

IT IS HEREBY AGREED as follows:

1.       Interpretation

1.1. In this Agreement unless the context otherwise requires the following words and expressions shall have the following meanings:

         this "Agreement" means this service agreement and includes all schedules hereto;

         the "Bermudian Service Agreement" means the service agreement to be entered into between Montpelier Re Holdings Limited, Montpelier Reinsurance Limited and the Executive;

         the "Board" means the board of directors of the Company;

         the "Companies Act" means the Companies Act 1985;

         "Group" means Montpelier Re Holdings Limited ("Holdings") and its subsidiaries (as defined by the Companies Act) or any company in which Holdings owns at least 50% of the issued share capital, and "Group Company" shall be construed accordingly;

         the "Parties" means the parties to this Agreement;

1.2.     In this Agreement unless the context otherwise requires:

         1.2.1. references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification); and

         1.2.2. references to clauses and schedules are references to clauses hereof and schedules hereto; references to sub-clauses or paragraphs are, unless otherwise stated,

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                  references to sub-clauses of the clause or paragraphs of the schedule in which the reference appears;

         1.2.3. references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa; and

         1.2.4. references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated.

2.       Appointment

2.1. The Company hereby appoints the Executive and the Executive hereby agrees to serve the Company as its Operations Director subject to the terms and conditions hereinafter contained.

3.       Term

3.1. The appointment of the Executive hereunder shall (subject as hereinafter provided) be for the period from the 1st day of January, 2002, unless and until terminated in accordance with the provisions hereinafter contained.

4.       Duties and Responsibilities

         During the continuance of his employment hereunder:

4.1. The Executive shall perform such duties and exercise such powers in relation to the business of the Company or of any Group Company as may from time to time reasonably be assigned to or vested in him by the Board. In particular, the Executive will ensure the smooth running of the Company's marketing and promotional operations. The Executive shall at no time engage in the following activities on behalf of any Group
         Company:

         (a)      offer insurance to anyone;

         (b)      negotiate any terms of any insurance contracts;

         (c) exercise discretion as to whether or not to refer risks to any Group Company, but rather will refer all risks to the relevant Group Company in the absence of explicit instructions to the contrary;

         (d)      accept premiums;

         (e)      bind risks;

         (f)      negotiate and settle claims;

         (g)      receive notification of claims and instruct loss adjusters;

         (h)      determine underwriting strategy;


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         (i)      issue policy documentation to policyholders; and

         (j) imply, directly or indirectly, to a third party that the Company has authority to engage in any of the activities set forth in (a) through (i) above.

         The Executive shall give to the Board such information regarding the affairs of the Company and any Group Company as it shall require and at all times and in all respects conform to and comply with the reasonable directions and regulations made by the Board. The Executive shall perform such services for any Group Company (without further remuneration except as otherwise agreed) and shall accept such offices in any such Group Companies as the Board may reasonably require.

4.2. The Executive shall well and faithfully serve the Company and the Group Companies and use his best endeavours to promote, develop and extend their businesses and interests giving at all times the full benefit of his knowledge, expertise, technical skill and ingenuity.

4.3. The Executive shall not without the consent of the Board directly or indirectly engage in any other business or be concerned or interested in any other business of a similar nature to or which would or might compete with the business for the time being carried on by the Company or any Group Company save that he may (but without prejudice to clause 4-2) be interested as a holder or beneficial owner of not more than 5% of any class of stock, shares or debentures in any company (other than the Company, in which case, such limit shall not apply) whose stock, shares or debentures are listed or dealt in on a recognised stock exchange (as defined in the Companies Act).

4.4. The Executive's principal place of employment is at 118 Fenchurch Street, London EC3 or such other address as may be established as the Company's office.

4.5. The Executive shall carry out his duties under this Agreement in the United Kingdom, and the Company reserves the right to require the Executive to work at any location in London as the Company may in its absolute discretion from time to time decide.

4.6. The Executive may be required to travel in the United Kingdom and overseas (including Europe and the United States) in the proper performance of his duties, although the Executive will not, without his prior consent, be required to work any continuous period abroad in excess of one month.

5.       Renumeration and Reimbursement

5.1. The Company shall pay to the Executive by way of remuneration for his services hereunder director's fees at the rate (subject as hereinafter provided) of US$60,000 per annum to be paid installing at a rate to be determined by the Board from time to time. The said fees shall be payable by equal monthly instalments in arrears on the day appointed by the Board for the payment of employees' salaries or pro rata where the Executive is only employed hereunder during part of the month. The Compensation Committee of the Board, subject to ratification by the Board, may increase or reduce the


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         Executive's fees on 31 December in each year, but not below an amount of US$60,000 per annum.

5.2.     The Executive shall be entitled to participate in:

         (i) the Group's UK pension scheme [define]; the Company will make a contribution equivalent to 10% of the Executive's fees into such scheme.

         (ii) Any other UK specific schemes in which the Executive is entitled to participate;

         in addition to any benefits to which he is entitled pursuant to the Bermudian Service Agreement.

         The details of these schemes are set out in separate documents, copies of which will be provided on request. The schemes may be changed at the Company's discretion.

5.3. The Company shall also pay to the Executive all reasonable travelling, hotel and other out-of-pocket expenses which are properly incurred by him in or about the performance of his duties hereunder and for which vouchers (if so required) are provided to the reasonable satisfaction of the Board.

5.4. The Executive agrees that the Company may deduct from his pay any sums which the Executive may owe the Company including, without limitation, any overpayments or loans made to him by the Company or losses suffered by the Company as a result of the Executive's breach of this Agreement.

6.       Normal Hours and Holidays

         The Executive shall conform to such hours of work as may from time to time reasonably be required of him and shall not be entitled to receive any additional remuneration for work outside his normal hours. The Executive agrees that any cap on the average working time imposed by the Working Time Regulations 1998 will not apply to him. In addition to the usual public holidays the Executive shall be entitled without loss of remuneration to 25 days holiday in each year, but such days shall be inclusive of, and not in addition to, holidays to which the Executive is entitled pursuant to the Bermudian Service Agreement.

7.       Confidentiality

7.1. The Executive shall not either during the continuance of his employment hereunder (otherwise than in the proper performance of his duties hereunder) or at any time after the determination thereof divulge to any person whomsoever and shall use his reasonable endeavours to prevent the publication or disclosure of any trade secret or other confidential information concerning the business, finances, accounts, dealings, transactions or affairs of the Company or any Group Company or of any of their respective clients entrusted to him or arising or coming to his knowledge during the course of his employment hereunder or otherwise.


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7.2.     The Executive shall upon the termination of his employment hereunder immediately deliver up to the Company all fee schedules, lists of clients, correspondence and other documents, papers and property belonging to the Company or any Group Company or related to any of the matters referred to in clause 7.1 which may have been prepared by him or have come into his possession in the course of his employment hereunder and shall not retain any copies thereof.

8.       Change of Status

8.1. If, before the expiration or determination of this Agreement, the employment of the Executive hereunder shall be terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation and he shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions not less favourable (financially and in personal status) than the terms of this Agreement, then he shall have no claim against the Company in respect of the termination of his employment hereunder save in respect of accrued benefits.

8.2.     If for any reason the Executive shall either:

         8.2.1. at the Company's request resign as a director of the Company or any Group Company; or

         8.2.2. be removed from office as a director of the Company or any Group Company;

         then, notwithstanding his so ceasing to be a director, this Agreement shall not automatically terminate and thereupon (and without any claim against the Company in respect of such loss of office) the Executive's employment hereunder shall continue for the remaining period of this Agreement and all the terms and conditions of this Agreement shall with the necessary variations apply to the Executive's employment but in any event, the Executive's basic annual remuneration will not at any time be less than US$60,000 per annum.

9.       Termination

9.1. This Agreement shall terminate automatically upon termination of the Bermudian Service Agreement. Furthermore, without prejudice to clauses
         9.3 or 9.5, the Executive's employment may be terminated:

         9.1.1. by the Company giving to the Executive not less than 12 months' written notice; or

         9.1.2. by the Executive giving to the Company not less than 6 months' written notice.

9.2. Without prejudice to its rights to terminate the Executive's employment under clause 9.1 or its rights to suspend the Executive, the Company may at its sole discretion terminate the Executive's employment with immediate effect at any time and whether or not notice has been given by either party to terminate the Executive's employment by giving notice in writing to the Executive and if it does so the Company shall pay the Executive within


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         five business days of the Termination Date, in lieu of notice under clause 9.1, a lump sum equal to the salary in the amount it would have paid to the Executive if the Executive's employment had terminated in accordance with clause 9.1.

9.3. This Agreement shall be subject to termination by the Company by summary notice in writing without pay in lieu of notice:

         9.3.1. if the Executive shall become of unsound mind or be or become a patient for the purpose of any statute relating to mental health;

         9.3.2. if the Executive shall at any time be prevented by illness or accident from performing his duties for a period of 6 consecutive months or if he shall be absent from his duties by reason of illness or accident for more than 180 working days in any consecutive twelve months (provided that any such periods may be extended at the sole discretion of the Board);

         9.3.3. if the Executive terminates his employment, otherwise than in accordance with the terms of clause 9.1.2 hereof, for any reason prior to the expiration of this Agreement or if the Executive shall have failed or neglected efficiently and diligently to discharge his duties hereunder having received a written warning for the misconduct within the previous 6 months or shall have committed any serious breach of his obligations hereunder or shall have been guilty of conduct tending to bring himself or the Company or any Group Company into disrepute or calculated or likely to affect prejudicially the interests of the Company or any Group Company or shall have committed an act of bankruptcy or compounded with his creditors generally.

9.4. The termination by the Company of this Agreement shall be without prejudice to any claim which the Company may have for damages arising from any breach thereof by the Executive giving rise to such termination.

9.5. The normal retirement age for employees of the Company is 60 years of age. The Executive's employment will terminate automatically without notice on his 60th birthday.

9.6. This Agreement shall not, save as hereinbefore set out in this Clause, be subject to termination by notice or otherwise by the Company or by the Executive.

9.7. Until this Agreement is terminated pursuant to clause 9.3, the Executive shall remain entitled to receive his remuneration payable hereunder in full notwithstanding illness or other incapacity.

9.8. After notice of termination has been given by either party or if the Executive seeks to resign without notice or by giving shorter notice than that required under this Agreement then provided the Company continues to pay the Executive the contractual benefits in accordance with this Agreement, the Company has at its discretion the right for the notice period or balance of the notice period (the "Garden Leave Period") then outstanding until the termination date of this Agreement to:


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         9.8.1.   exclude the Executive from the Company's premises and require the Executive not to attend at the Company's premises; and/or

         9.8.2.   require the Executive to carry out no duties; and/or

         9.8.3. require the Executive not to communicate or deal with employees, agents, consultants, clients or other representatives of the Company;

         Provided always that the maximum permitted Garden Leave Period shall be six months.

10.      Consequence of Termination

10.1. Upon the termination of this Agreement howsoever arising, the Executive shall at any time or from time to time thereafter upon the request of the Company resign, without claim for compensation for loss of office, as a director of the Company and such offices held by him in any of the Group Companies as may be so requested and should he fail to do so, the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and do any documents or things necessary or requisite to give effect thereto.

11.      Non-Competition

11.1. Since the Executive has obtained in the course of his employment prior to the date hereof and is likely to obtain in the course of his employment hereunder knowledge of the trade secrets and also other confidential information in regard to the business of the Company and of any Group Company with which he becomes associated, the Executive hereby agrees with the Company that in addition to the restrictions contained in clause 4.3 he will not:

         11.1.1. during the period of 6 months following the termination of his employment hereunder (howsoever caused) either on his own account or for any other person, firm or company directly or indirectly be engaged in or concerned with any business or undertaking which is engaged in or carries on in the United Kingdom any insurance business which competes or seeks to compete with the marketing business carried on by the Company or the reinsurance business carried out by any other Group Company for which the Company is carrying out marketing and promotional activities at the date of termination.

         11.1.2. During the period of 6 months following the termination aforesaid either on his own account or for any other person, firm or company directly or indirectly solicit, interfere with or endeavour to entice away from the Company or any Group Company the custom for reinsurance business of any person, firm or company who at the date of termination aforesaid or who in the period of 12 months immediately prior to such date was a customer or client of the Company or any Group Company with whom the Executive was actively concerned or who at such date was negotiating with the Executive in relation to all or part of the Group's business.


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         11.1.3.  During the period of 12 months following the termination aforesaid either on his own account or for any other person, firm or company solicit the services of or endeavour to entice away from the Company or any Group Company any director, or executive of the Company or any Group Company with whom the Executive was actively concerned (whether or not such person would commit any breach of his contract of employment or engagement by reason of leaving the service of such company) nor shall the Executive knowingly employ or aid or assist in or procure the employment by any other person, firm or company of any such person.

11.2. While the restrictions aforesaid are considered by the Parties to be reasonable in all the circumstances it is agreed that if any of such restrictions shall, taken together, be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Company or any Group Company but would be adjudged reasonable if part of the wording thereof were deleted or modified the said restrictions shall apply with such words deleted or modified.

11.3. The Executive hereby agrees that he will at the request and cost of the Company enter into a direct agreement or undertaking with any Group Company whereby he will accept restrictions and provisions corresponding to the restrictions and provisions herein contained (or such of them as may be appropriate in the circumstances) in relation to such services and such area and for such period as such company or companies may reasonably require for the protection of its or their legitimate interests provided that the terms of such restrictions and provisions will not be more onerous than the restrictions and provisions of this agreement.

12.      Untrue Statements

         The Executive shall not knowingly at any time make any untrue statement in relation to the Company or any Group Company and in particular shall not after the determination of his employment hereunder wrongfully represent himself as being employed by or connected with the Company or any Group Company.

13.      Intellectual Property

13.1. The Executive may make, discover or create Intellectual Property in the course of his duties under this Agreement and agrees that in this respect he has a special obligation to further the interests of the Company.

13.2. Subject to the provisions of the Patents Act 1977, the Registered Designs Act 1949 and the Copyright Designs and Patents Act 1988 if at any time during his employment under this Agreement the Executive makes or discovers or participates in the making or discovery of any Intellectual Property relating to or capable of being used in the business for the time being carried on by the Company or any Group Companies full details of the Intellectual Property shall immediately be communicated by him t o the Company and shall be the absolute property of the Company. At the request and expense of the Company the Executive shall give and supply all such information data drawings and


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         assistance as may be requisite to enable the Company to exploit the
         Intellectual Property to the best advantage and shall execute all documents and do all things which may be necessary or desirable for obtaining patent or other protection for the Intellectual Property in such parts of the world as may be specified by the Company and for vesting the same in the Company or as it may direct.

13.3. The Executive irrevocably appoints the Company to be his agent in his name and on his behalf to sign, execute or do any such instrument or thing and generally to use his name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this clause and in favour of any third party a certificate in writing signed by any director or the secretary of the Company that any instrument or act falls within the authority conferred by this clause shall be conclusive evidence that such is the case.

13.4. If the Intellectual Property is not the property of the Company, the Company shall, subject to the provisions of the Patents Act 1977, have the right to acquire for itself or its nominee his rights in the Intellectual Property within 3 months after disclosure pursuant to this clause on fair and reasonable terms to be agreed or settled by a single arbitrator.

13.5. The Executive waives all of his moral rights (as defined in the Copyright, Designs and Patents Act 1988) in respect of any acts of the Company or any acts of third parties done with the Company's authority in relation to any Intellectual Property which is the property of the Company by virtue of this clause.

13.6. Rights and obligations under this clause shall continue in force after termination of this Agreement in respect of Intellectual Property made during the Executive's employment under this Agreement and shall be binding upon his representatives.

14.      Discipline and Grievance Procedures

14.1. If the Executive has a grievance, regarding the employment, he should, in the first instance speak to the Company's Chairman. If the grievance is not resolved to his satisfaction, he should then refer to the grievance procedure, which will be provided to him with his letter of employment.

14.2. The disciplinary procedures applicable to the Executive will be provided to him with his letter of employment.

14.3. The disciplinary and grievance procedures do not form part of this Agreement.

15.      Delegation

         The Company may at any time and from time to time delegate its power and authority under this Agreement to any Group Company and such delegation (or the revocation thereof) shall be effective upon the Company's giving written notice of the same to the Executive.


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16.      Notices

         Notices may be given by either Party by pre-paid first class post or by hand delivery addressed to the other Party at (in the case of the Company) its registered office for the time being and (in the case of the Executive) his last known address. Any such notice given by post shall be deemed to have been served on the second week day after dispatch (public holidays excepted) and any notice so given by hand shall be deemed to have been served when delivered if delivered during normal business hours or, if delivered outside such hours, at the next time after delivery when normal business hours commence.

17.      Miscellaneous

17.1. The expiration or termination of this Agreement howsoever arising shall not operate to affect such of the provisions hereof as are expressed or intended to remain in full force and effect notwithstanding such termination.

17.2. If any of the clauses, conditions, covenants or restrictions of this Agreement or any deed or document emanating from it shall be found to be void but would be valid if some part hereof were deleted or modified, then such clause, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

17.3. This Agreement shall be binding and enure for the benefit of the successors of the Parties but shall not be assignable.

17.4. This Agreement (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter.

17.5. The headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

17.6. This Agreement may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

17.7. No provision in this Agreement may be amended unless such amendment is agreed to in writing, signed by the Executive and by a duly authorised officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent tune. Any waiver must be in writing and signed by the Executive or a duly authorised officer of the Company, as the case may be.

17.8. This Agreement shall be governed by and construed in accordance with the law of England and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the English courts.


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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.



SIGNED by

on behalf of Montpelier Marketing Services (UK) Limited) in the presence of



/s/
--------------------------------------
Witness



SIGNED by Thomas George Story Busher                          )
in the presence of


/s/
--------------------------------------
Witness



/s/ Thomas George Story Busher
--------------------------------------



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